As filed with the Securities and Exchange Commission on November 6, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

InVivo Therapeutics Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	36-4528166
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan

(Full Title of the Plan)

Richard Toselli, M.D.

President and Chief Executive Officer

InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 863-5500

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00001 par value per share	400,000 shares	(2)	$0.54	(3)	$216,000	(3)	$23.57

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Consists of additional shares authorized under the 2015 Equity Incentive Plan as of August 4, 2020.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Capital Market on November 4, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2015 Equity Incentive Plan (the “2015 Plan”) of InVivo Therapeutics Holdings Corp. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2015 Plan has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-205471, filed with the Securities and Exchange Commission on July 2, 2015 by the Registrant, relating to the 2015 Plan, the Registration Statement on Form S-8, File No. 333-234630, filed with the Securities and Exchange Commission on November 12, 2019 by the Registrant, and the Registration Statement on Form S-8, File No. 333-236542, filed with the Securities and Exchange Commission on February 20, 2020 by the Registrant, relating to the 2015 Plan, except in each case for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation of InVivo Therapeutics Holdings Corp., as amended (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10 Q for the quarter ended June 30, 2016, as filed with the SEC on August 4, 2016)

4.2	Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2017)

4.3	Certificate of Change Pursuant to NRS 78.209 filed with Nevada Secretary of State, dated April 13, 2018 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on April 16, 2018)

4.4	Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 1, 2018)

4.5	Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on January 24, 2020)

4.6	Certificate of Change Pursuant to NRS 78.209 filed with Nevada Secretary of State, dated February 10, 2020 (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on February 11, 2020)

4.7	Certificate of Amendment to Articles of Incorporation of InVivo Therapeutics Holdings Corp. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 5, 2020)

4.8	Amended and Restated Bylaws of InVivo Therapeutics Holdings Corp, as amended (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on June 5, 2020)

5.1+	Opinion of Ballard Spahr LLP, counsel to InVivo Therapeutics Holdings Corp.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.2+	Consent of RSM US LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)

99.1	InVivo Therapeutics Holdings Corp. 2015 Equity Incentive Plan, as amended (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 5, 2020)

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge,  Commonwealth of Massachusetts, on November 6, 2020.

INVIVO THERAPEUTICS HOLDINGS CORP.

By:	/s/ RICHARD TOSELLI M.D
Richard Toselli
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of InVivo Therapeutics Holdings Corp., hereby severally constitute and appoint Richard Toselli and Richard Christopher, and each of them singly, our true and lawful attorneys with full power to either of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable InVivo Therapeutics Holdings Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD TOSELLI M.D Richard Toselli	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2020

/S/ RICHARD CHRISTOPHER Richard Christopher	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 6, 2020

/s/ C. ANN MERRIFIELD C. Ann Merrifield	Chair of the Board	November 6, 2020

/s/ DANIEL R. MARSHAK Daniel R. Marshak	Director	November 6, 2020

/s/ CHRISTINA MORRISON Christina Morrison	Director	November 6, 2020

/s/ RICHARD J. ROBERTS	Director	November 6, 2020
Richard J. Roberts

/s/ ROBERT J. ROSENTHAL Robert J. Rosenthal	Director	November 6, 2020